                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ---------------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Delaware                                            13-2740599
        --------                                            ----------
(STATE OF INCORPORATION                       (IRS employer identification no.)
     OR ORGANIZATION)

    World Financial Center                                 10281
                                                           -----
       North Tower                                       (ZIP CODE)
     250 Vesey Street
    New York, New York
    ------------------
(Address of principal executive
            offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED       NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS
---------------------------------------                 TO BE REGISTERED
                                                        ----------------
      Medium-Term Notes, Series B,
      5% Stock Linked Notes due                     American Stock Exchange
      July 3, 2000 (Linked to the
      performance of the Common Stock of
      Travelers Group, Inc.)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

        Securities Act registration statement file number to which this form relates: 333-44173 (if applicable).

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

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the general terms and provisions of the Medium-Term Notes, Series B, 5% Stock Linked Notes due July 3, 2000 to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated June 25, 1998, the Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.


ITEM 2.  EXHIBITS.

     99(a) Pricing Supplement dated June 25, 1998, Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b)  Form of Note for Series B, 5% Stock Linked Notes due July 3, 2000.*

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*

     99(d) Copy of First Supplemental Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-44173).

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

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                MERRILL LYNCH & CO., INC.



                                                By: /s/ Lawrence M. Egan, Jr.
                                                    -------------------------
                                                    Lawrence M. Egan, Jr.
                                                    Assistant Secretary


July 1, 1998


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

                               INDEX TO EXHIBITS

Exhibit No.                                                                     Page No.
-----------                                                                     --------

99(a) Pricing Supplement dated June 25, 1998, Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29, 1998
              (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b)         Form of Note for Series B, 5% Stock Linked Notes due July 3,
              2000.*

99(c)         Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase
              Manhattan Bank dated as of October 1, 1993.*

99(d)         Copy of First Supplemental Indenture between Merrill Lynch & Co.,
              Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-44173)

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